UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACTOF 1934

Date of Report: April 1, 2011

     Commission file number:
000-50709

NOWAUTO GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50709	77-0594821
(State or other jurisdiction	Commission file number	(I.R.S. Employer
of incorporation)		Identification No.)

2090 East University, Suite 112, Tempe, Arizona 85281
(address of principal executive offices, including zip code)

(480) 990-0007
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On March 14, 2011, Board of Directors of the Registrant was notified by registered mail that Semple, Marchal, and Cooper was withdrawing as its independent auditor. The Board of Directors of the Registrant and the Registrant's Audit Committee accepted the resignation of Semple, Marchal, and Cooper. None of the reports of Semple, Marchal, and Cooper on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its Form 10-K for the fiscal year ended June 30, 2010 a going concern qualification in the registrant's audited financial statements.

During the registrant's two fiscal years and the subsequent interim period thru March 14, 2011, there were no disagreements with Semple, Marchal, and Cooper whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Semple, Marchal, and Cooper’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

Semple, Marchal, and Cooper has furnished a letter to the Securities and Exchange Commission stating that it agrees with the above statements. This letter is provided as Exhibit 1

b) On April 1, 2011, the registrant engaged Shelly International CPA as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted Shelly International CPA regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-B.

Exhibit 1

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 31, 2011	/s/ Faith Forbis